James D. Cullen, P.A.
                         Legal Professional Association

                                                              Business Law
James D. Cullen, J        2150 Goodlette Road, Suite 200
Admitted in Florida           Naples, Florida 34102           Corporations
    And Missouri
                                                               Securities
                             Telephone: 941-434-8405
                             Facsimile: 941-643-6670
                           Email: JCullen@coconet.com


                                                               14 February 1997


Dennis B. Schroeder
LottoWorld, Inc.
2150 Goodlette Road
Suite 200
Naples, Florida 34102

Re:   LottoWorld, Inc. ("LWI") Amendment No. 1 to Form S-3 Registration Form

Dear Mr. Schroeder:

      As counsel for LWI, I have reviewed Amendment No. 1 to Form S-3 Registration Statement (the "Registration Statement") dated as of the date of this opinion to be filed with the Securities and Exchange Commission. As General Counsel, I have examined such documents, corporate records and instruments as I have deemed necessary or appropriate for the purpose of this opinion.

      Based on the foregoing, I am of the opinion that any shares of LWI common stock issued pursuant to this Registration Statement will be validly issued, fully-paid and non-assessable.

      I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                                          Very truly yours,

                                          S/ James D. Cullen, Esq.












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